Registration
                                 No. 333-74436 Filed
                                 Pursuant to Rule
                                 424(b)(3)
                       LaSalle Funding LLC
                          LaSalleNotes
     With Maturities of 9 Months or More from
                  Date of Issue Guaranteed
                  Unconditionally By
                ABN AMRO BANK N.V.

Pricing supplement No. 57
(To Prospectus and Prospectus Supplement dated
April 19, 2002)

Trade Date: 12/31/02
Issue Date: 01/06/03

The date of this Pricing Supplement is
December 31 2002

CUSIP      Principal   Interest
Maturity  Price to
Or         Amount      Rate(1)      Date
Public
Common
(2)
Code
51803XCK3  $1,538,000  5.00
01/15/14  100%

Interest    Survivor's   Subject to  Dates
and Terms of
Payment     Option       Redemption
Redemption
Frequency
(including the
redemption price)
Semi-       YES          YES
Callable at 100%
Annually                             on
01/15/2004 and
                                     Semi-
                                     Annual
                                     ly
                                     therea
                                     fter
                                     with
                                     30
                                     days
                                     notice
                                     .


Proceeds to Discounts and     Reallowance
Dealer Issuer     Commissions
98.80%      1.20%             $2.75        ABN AMRO
Financial
                                           Services,
Inc.

Original Issue Discount Notes: No
Total Amount of OID: N/A

(1) The interest rates on the LaSalleNotes may be changed by LaSalle Funding LLC from time to time, but any such change will not affect the interest rate on any LaSalleNotes offered prior to the effective date of the change.

(2)  Expressed as a percentage of aggregate principal.